Exhibit 10.2

SHAREHOLDER RIGHTS AGREEMENT

This SHAREHOLDER RIGHTS AGREEMENT, dated as of April 1, 2014 (this “Agreement”), is made among ENSTAR GROUP LIMITED, a Bermuda company (the “Company”), and FR XI Offshore AIV, L.P., First Reserve Fund XII, L.P., FR XII A Parallel Vehicle L.P. and FR Torus Co-Investment, L.P. (collectively, the “First Reserve Shareholder”) and Corsair Specialty Investors, L.P. (the “Corsair Shareholder”, and together with the First Reserve Shareholder, the “Shareholders” or individually a “Shareholder”).

WITNESSETH:

A. On March 11, 2014, the Company, Veranda Holdings Ltd., a Bermuda company and an indirect subsidiary of the Company (“Amalgamation Sub”), Hudson Securityholders Representative LLC, a Delaware limited liability company, and Torus Insurance Holdings Limited, a Bermuda company (“Torus”), entered into an Amended and Restated Agreement and Plan of Amalgamation (the “Amalgamation Agreement”), pursuant to which Amalgamation Sub and the Company will amalgamate under the laws of Bermuda (the “Amalgamation”).

B. In connection with the Amalgamation and pursuant to the Amalgamation Agreement, the Shareholders will acquire shares of Parent Common Stock (as defined in the Amalgamation Agreement) (“Parent Shares”).

C. In order to induce the Shareholders to accept the Parent Shares as a portion of the total consideration for entering into the Amalgamation Agreement, the Company has agreed to provide the rights set forth in this Agreement.

D. Capitalized terms used in this Agreement and set forth in Section 1.01 are used as defined in Section 1.01. Capitalized terms used in this Agreement that are not defined in this Agreement shall have the meanings ascribed to such terms in the Amalgamation Agreement.

Now, therefore, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that, for purposes of this Agreement, the Company shall not be deemed an Affiliate of any Shareholder, and no Shareholder shall be deemed an Affiliate of the Company. For purposes of this definition, when used with respect to any Person, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or Hamilton, Bermuda are authorized or required by Applicable Law to close.

“CFC” means a “controlled foreign corporation” within the meaning of section 957 of the Code.

“Code” means the Internal Revenue Code of 1986.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“PFIC” means a passive foreign investment company, within the meaning of Section 1297 of the Code.

“Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

“United States Shareholder” means a “United States shareholder” within the meaning of Section 951 of the Code.

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include all Applicable Law.

ARTICLE 2

CERTAIN COVENANTS

Section 2.01. Board of Directors and Certain VCOC Rights.

(a) Effective as of the Closing, the Board of Directors of the Company (the “Company Board”) shall adopt a resolution to appoint to the Company Board, effective as of the Closing Date, one nominee of the First Reserve Shareholder to serve as a Class III director on the Company Board until the Company’s 2015 annual meeting. Beginning with such annual meeting of the Company’s shareholders or at any meeting of the shareholders of the Company at which the Class III directors of the Company Board are to be elected, or whenever such members of the Company Board are to be elected by written consent, the Company will include in the slate of directors recommended for election to Class III by the Company Board to the shareholders of the Company one member of the Company Board designated by the First Reserve Shareholder, and will use its commercially reasonable efforts, subject to the fiduciary duties of the Company Board under Applicable Law, to take all action necessary (including the solicitation of proxies on such person’s behalf) to ensure such person is elected by the shareholders of the Company as a Class III director of the Company Board.

(b) In the event of resignation, death, removal or disqualification of a director nominated by the First Reserve Shareholder in accordance with this Section 2.01 and subsequently elected to the Company Board, the First Reserve Shareholder shall promptly designate a replacement director, and the Company will use its commercially reasonable efforts, subject to the fiduciary duties of the Company Board under Applicable Law, to take all action necessary to ensure that such person is elected to the Company Board as a Class III director. Any director nominated by the First Reserve Shareholder in accordance with this Section 2.01 may be removed and replaced at any time and from time to time, with or without cause (subject to the bye-laws of the Company as in effect from time to time and any requirements of Applicable Law), in the First Reserve Shareholder’s sole discretion.

(c) At the Closing, the Company will enter into a VCOC rights letter in the form attached hereto as Exhibit A with each of the First Reserve Shareholder and the Corsair Shareholder.

(d) At such time as the First Reserve Shareholder (together with its Affiliates) shall no longer beneficially own at least 75% of the total number of Parent Shares acquired by the First Reserve Shareholder under the Amalgamation Agreement (as adjusted for stock splits, stock dividends and the like, and, for the avoidance of doubt, including any voting ordinary shares of Parent into which any shares of Parent Series B Non-Voting Preferred Stock (or any non-voting ordinary shares issuable upon conversion thereof) acquired under the Amalgamation Agreement may be converted), clauses (a) and (b) of this Section 2.01 shall terminate and be of no further force or effect.

Section 2.02. Certain Tax Matters.

(a) Tax Return Information. The Company shall provide, from time to time, such additional information regarding the Company or any of its Subsidiaries as any Shareholder may reasonably request, including any information or reports (i) required by reason of reporting or regulatory requirements to which any Shareholder (or any direct or indirect investor therein) is subject, or (ii) that it is obligated to have available regarding taxation matters. The Company shall promptly furnish to any Shareholder information reasonably requested to enable such Shareholder or its investors to comply with any applicable tax reporting requirements with respect to the acquisition, ownership, or disposition of, and income attributable to, any Parent Shares held by such Shareholder, including such information as may be reasonably requested by such Shareholder to complete U.S. federal, state or local or non-U.S. income tax returns or to provide such information to its investors.

(b) PFIC and CFC Information.

(i)	The Company shall, upon reasonable request by any Shareholder, timely make available to such Shareholder such information as will reasonably permit such Shareholder to determine whether the Company or any of its Subsidiaries is expected to be, or was, a PFIC or a CFC for any taxable year.

(ii)	If the Company determines that it is or any of its Subsidiaries is a CFC for any taxable year and that any Shareholder or Affiliate of Shareholder is a United States Shareholder of such CFC, the Company shall prepare an annual statement that sets forth the amount that such United States Shareholder is required to include in taxable income on its U.S. tax returns by reason of the Company or such Subsidiary constituting a CFC for such taxable year, as well as any other information required to comply with applicable CFC reporting requirements. If the Company determines that it or any of its Subsidiaries has become a CFC or ceased to be a CFC, the Company will provide prompt written notice to the Shareholders.

(iii)	If any Shareholder reasonably determines that the Company or any of its Subsidiaries is, more likely than not, a CFC and that such Shareholder is a United States Shareholder of such CFC, notwithstanding any determination by the Company to the contrary, the Company shall provide, and shall cause each Subsidiary to provide such Shareholder, its tax advisors and its other authorized representatives such information (or, in lieu of such information, reasonable access to the offices, properties, employees, books and records of the Company and the Subsidiaries) as is necessary to enable such Shareholder to comply with the reporting requirements applicable to a United States Shareholder of a CFC.

(iv)

If the Company determines that it is, or is likely to become, a PFIC, or if Shareholder determines that there is a reasonable likelihood that the Company constitutes a PFIC for any taxable year, the Company shall provide Shareholder with the information necessary in order for Shareholder or any direct or indirect investor therein, as the case may be, to conclude that the Company is not a PFIC, or (A) upon the request of

Shareholder, permit Shareholder to determine whether any Subsidiary is also a PFIC, (B) accurately prepare all tax returns and comply with any reporting requirements as a result of such determination, and (C) timely and properly make an election under section 1295 of the Code to treat the Company (and any Subsidiary that the Company or Shareholder determines is likely to be a PFIC) as a “qualified electing fund” (a “QEF Election”) and comply with the reporting requirements applicable to such a QEF Election. If the Company determines that it has become a PFIC or ceased to be a PFIC, the Company will provide prompt written notice to the Shareholders.

(v)	At the request of any Shareholder, the Company will obtain professional assistance experienced in matters relating to the relevant aspects of the Code to the extent necessary to make the determinations and, if required, to provide the information and statements described in this Section 2.02(b).

(c) Retention of Tax Information. The Company hereby undertakes to keep, for so long as may be reasonably requested by any Shareholder, such documentation supporting such tax-related information supplied to such Shareholder as provided under Section 2.02(b).

(d) Mitigation. The Company shall cooperate with the Shareholders in considering structures that mitigate any adverse PFIC or CFC tax consequences, and in each case shall take such steps as any Shareholder reasonably requests to implement such structures.

(e) CFC Matters. Each Shareholder shall use commercially reasonable efforts to prevent such Shareholder entity, or any of its Affiliates, from being treated as a United States Shareholder of the Company for any taxable year.

Section 2.03. Tax or Other Investigations. From and after the date hereof, the Company shall keep each Shareholder informed, on a current basis, of any events, discussions, notices or changes with respect to any tax (other than ordinary course communications which could not reasonably be expected to be material to the Company), criminal or regulatory investigation or action involving the Company or any of its Subsidiaries, and shall reasonably cooperate with each Shareholder and its Affiliates in any effort to avoid or mitigate any cost or regulatory consequences to them that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities and coordinating and providing assistance in meeting with regulators).

Section 2.04. No Non-Competition Agreement. From and after the date hereof, neither the Company nor any of its Subsidiaries shall enter into any contract, agreement, arrangement or understanding containing any provision or covenant that purports to, or could reasonably be expected to, limit in any respect the ability of any Shareholder or any of its Affiliates to (i) sell any products or services of or to any other Person or in any geographic region, (ii) engage in any line of business, (iii) compete with or obtain products or services from any Person or (iv) except as may be required in connection with any transaction with lenders to provide debt financing to the Company or any of its Subsidiaries, provide products or services to the Company or any of its Subsidiaries.

Section 2.05. Non-Promotion. From and after the date hereof, neither the Company nor any of its Subsidiaries shall, without the prior written consent of any Shareholder or its applicable Affiliate, (a) except as may otherwise be required by Applicable Law or regulatory process, use in advertising, publicity, or otherwise the name of such Shareholder or any of its Affiliates, or any partner or employee of such Shareholder or any of its Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by such Shareholder or any of its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company or any Subsidiary has been approved or endorsed by such Shareholder or any of its Affiliates.

ARTICLE 3

MISCELLANEOUS

Section 3.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to the First Reserve Shareholder, to:

FR XI Offshore AIV, L.P., First Reserve Fund XII, L.P., FR XII A

            Parallel Vehicle L.P. and FR Torus Co-Investment, L.P.

One Lafayette Place,

Greenwich, CT 06830

Attention:    Alan Schwartz

Facsimile:    (203) 625-8579

E-mail:          aschwartz@firstreserve.com

if to the Corsair Shareholder, to:

Corsair Specialty Investors, L.P.

c/o Corsair Capital LLC

717 Fifth Avenue, 24th Floor

New York, New York 10022

Attention:    D.T. Ignacio Jayanti

                    Cliff Brokaw

Facsimile:    (212) 224-9445

if to the Company, to:

Enstar Group Limited

P.O. Box HM 2267

Windsor Place, 3rd Floor, 22 Queen Street

Hamilton HM JX Bermuda

Attention: Richard J. Harris

Facsimile:    (441) 296-7319

E-mail:         richard.harris@enstargroup.bm

with a copy to:

Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, Pennsylvania 19103

Attention:    Robert C. Juelke

Facsimile:    (215) 988-2757

E-mail:        robert.juelke@dbr.com

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 3.02. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 3.03. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; except that any Shareholder may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates; provided that no such transfer or assignment shall relieve such Shareholder of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to such Shareholder.

Section 3.04. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

Section 3.05. Jurisdiction.

(a) The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.01 shall be deemed effective service of process on such party.

(b) EACH FIRST RESERVE SHAREHOLDER HEREBY IRREVOCABLY DESIGNATES CORPORATION SERVICE COMPANY, WITH AN OFFICE AT 1180 AVENUE OF THE AMERICAS, SUITE 210, NEW YORK, NY 10036-8401, THE CORSAIR SHAREHOLDER IRREVOCABLY DESIGNATES CORSAIR CAPITAL LLC, WITH AN OFFICE AT 717 FIFTH AVENUE, 24TH FLOOR, NEW YORK, NY 10022, AND THE COMPANY HEREBY IRREVOCABLY DESIGNATES ENSTAR (US) INC., WITH AN OFFICE AT 411 FIFTH AVENUE, FIFTH FLOOR, NEW YORK, NY 10016 (EACH SUCH DESIGNEE, IN SUCH CAPACITY, THE “PROCESS AGENT”), AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE RESPECTIVE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO EACH OTHER SUCH PARTY IN THE MANNER PROVIDED IN SECTION 3.01 OF THIS AGREEMENT. EACH PARTY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SUCH APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH PARTY WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN NEW YORK. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING DESIGNATION IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA.

Section 3.06. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.07. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Agreement. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person, other than the parties hereto and their respective successors and assigns.

Section 3.08. Entire Agreement. This Agreement and the VCOC rights letters in the form attached hereto as Exhibit A constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, and such agreements supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

Section 3.09. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 3.10. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, in addition to any other remedy to which they are entitled under this Agreement.

Section 3.11. Treatment of Ambiguities. The parties acknowledge and agree that each party has participated in the drafting of this Agreement, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ENSTAR GROUP LIMITED

By:	/s/ Richard J. Harris
Name:	Richard J. Harris
Title:	Chief Financial Officer

First Reserve Shareholder

FR XI OFFSHORE AIV, L.P.
By: FR XI OFFSHORE GP, L.P.
By: FR XI OFFSHORE GP LIMITED

By:	/s/ Ryan N. Zafereo
Name:	Ryan Zafereo
Title:	Director

FIRST RESERVE FUND XII, L.P.
By: FIRST RESERVE GP XII, L.P.
By: FIRST RESERVE GP XII LIMITED

By:	/s/ Ryan N. Zafereo
Name:	Ryan Zafereo
Title:	Director

FR XII A PARALLEL VEHICLE L.P.
By: FIRST RESERVE GP XII, L.P.
By: FIRST RESERVE GP XII LIMITED

By:	/s/ Ryan N. Zafereo
Name:	Ryan Zafereo
Title:	Director

FR TORUS CO-INVESTMENT, L.P.
By: FIRST RESERVE GP XII LIMITED

By:	/s/ Ryan N. Zafereo
Name:	Ryan Zafereo
Title:	Director

Corsair Shareholder

CORSAIR SPECIALTY INVESTORS, L.P.

By: Corsair Specialty Investors GP, L.P., its general partner
By: Corsair Specialty Investors GP, Ltd., its general partner

By:	/s/ Clifford Brokaw
Name:	Clifford Brokaw
Title:	Managing Director

Exhibit A

Form of VCOC Letter

ENSTAR GROUP LIMITED LETTERHEAD

                    , 2014

[Shareholder]

[Address]

Dear Sir/Madam:

Reference is made to the Shareholders Rights Agreement by and among ENSTAR GROUP LIMITED, a Bermuda company (the “Company”), [Shareholder] (the “VCOC Investor”) and the other parties thereto, dated             , 2014 (the “Shareholders Rights Agreement”), pursuant to which the VCOC Investor has agreed to acquire Parent Shares (as defined in the Shareholder Rights Agreement). Capitalized terms used herein without definition shall have the respective meanings given to such terms in the Shareholders Rights Agreement.

The Company hereby agrees that for so long as the VCOC Investor, directly or through one or more subsidiaries, continues to hold any Parent Shares (or other securities of the Company into which such Parent Shares may be converted or for which such Parent Shares may be exchanged), without limitation or prejudice of any the rights provided to the VCOC Investor under the Shareholders Rights Agreement, the Company shall:

•	Provide the VCOC Investor or its designated representative with:

(i)	the right to visit and inspect any of the offices and properties of the Company and its subsidiaries and inspect and copy the books and records of the Company and its subsidiaries, at such times as the VCOC Investor shall reasonably request, provided that access to privileged information need not be provided;

(ii)

as soon as available and in any event within 45 days after the end of each quarter of each fiscal year of the Company (or 120 days for fiscal year end), consolidated balance sheets and statements of income and cash flows of the Company and its subsidiaries as of the end of such period or year then ended, as applicable, prepared in conformity with generally accepted accounting principles, and with respect to each fiscal year end statements together with an auditor’s report thereon of a firm of established national reputation; and

(iii)	to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 or otherwise, actually prepared by the Company as soon as available.

•	Make appropriate officers and directors of the Company, and its subsidiaries, available periodically and at such times as reasonably requested by the VCOC Investor for consultation with the VCOC Investor or its designated representative with respect to matters relating to the significant business issues of the Company and its subsidiaries; and

•	Provide the VCOC Investor or its designated representative with such other rights of consultation which the VCOC Investor’s counsel may determine in its written opinion to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i) (the “Plan Asset Regulation”).

The Company agrees to consider, in good faith, the recommendations of the VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

The VCOC Investor agrees, and will require each designated representative of the VCOC Investor to agree, to hold in confidence and not use or disclose to any third party (other than its legal counsel and accountants) any confidential information provided to or learned by such party in connection with the VCOC Investor’s rights under this letter agreement except as may otherwise be required by law or legal, judicial or regulatory process, provided that the VCOC Investor takes reasonable steps to minimize the extent of any such required disclosure, gives the Company prompt written notice of such requirement so that the Company may seek an appropriate protective order or other remedy and cooperates with the Company to obtain such protective order.

In the event the VCOC Investor transfers all or any portion of its investment in the Company to an affiliated entity (or to a direct or indirect subsidiary of any such affiliated entity) that is qualified as a venture capital operating company under the Plan Asset Regulation, such affiliated entity shall be afforded the same rights with respect to the Company afforded to the VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

This letter agreement shall remain in effect until (a) such time as the VCOC Investor no longer owns, directly or indirectly, at least 10% of the equity securities of the Company acquired by the VCOC Investor under the Amalgamation Agreement (as adjusted for stock splits, stock dividends and the like), or (b) the consummation of an amalgamation, merger or consolidation of the Company that is effected (i) for independent business reasons unrelated to extinguishing the rights of the VCOC Investor under this letter agreement and (ii) for purposes other than (A) the continuance or reincorporation of the Company in a different jurisdiction or (B) the formation of a holding company that will be owned exclusively by the Company’s shareholders and will hold all of the outstanding shares of the Company’s successor. The confidentiality obligations referenced herein will survive any such termination.

This letter agreement and the rights and the duties of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York and may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this letter by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this letter.

[Signature Pages to Follow]

ENSTAR GROUP LIMITED

By:
Name:
Title:

Agreed and acknowledged as of the date first above written:

[SHAREHOLDER]

By:
Name:
Title: